SCHEDULE 14C
                                (Rule 14c-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION

      Information Statement Pursuant to Section 14(c) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

/ / Preliminary information statement      / / Confidential, for use of the
/x/ Definitive information statement           Commission only (as permitted
                                               by Rule 14c(d)(2))
                          Secom General Corporation
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               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         ____________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
         ____________________________________________________________________

     (3) per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         ____________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:


         ____________________________________________________________________

     (5) Total fee paid:

         ____________________________________________________________________

/x/  Fee paid previously with preliminary materials.
/ / Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

     (1) Amount Previously Paid:
         ____________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
         ____________________________________________________________________

     (3) Filing Party:
         ____________________________________________________________________

     (4) Date Filed:
         ____________________________________________________________________

                          SECOM GENERAL CORPORATION
                           46035 Grand River Avenue
                             Novi, Michigan 48374
                                (248) 305-9410


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                            INFORMATION STATEMENT
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                          YOUR VOTE IS NOT REQUIRED
                    WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY

           This Information Statement is being furnished to the stockholders of Secom General Corporation, a Delaware corporation (the "Company") in connection with the approval of an Asset Purchase Agreement, dated March 29, 2000, (the "Agreement") for the sale of substantially all of the Company's Tooling Segment and related operating assets and real estate (the "Transaction") by a Written Consent in Lieu of a Special Meeting dated as of May 10, 2000 (the "Written Consent"). This Information Statement is being mailed on or about May 26, 2000 to all stockholders of record at the close of business on May 1, 2000 (the "Record Date"). As of the Record Date, there were 1,038,229 shares of the Company's common stock, par value $.10 (the "Common Stock") outstanding, each entitled to one vote on each matter of business put to a stockholder vote.

           The Board of Directors believes that approval of the Agreement and consummation of the Transaction is in the best interests of the Company and its stockholders. Accordingly, on March 29, 2000, the Board of Directors unanimously approved the Agreement.

           Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to approve the Agreement and the Transaction. As of May 10, 2000, in accordance with Delaware law, the holders of a majority of the issued and outstanding shares of the Company's Common Stock executed the Written Consent approving the Agreement. As a result, the Agreement was approved and no further votes will be needed. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. You do not have appraisal rights in connection with the approval of the Agreement or the consummation of the Transaction.

           This Information Statement is being provided to you pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that this Information Statement be mailed or given to the Company's stockholders at least twenty (20) days prior to giving effect to the action being taken by the Written Consent.

           Accordingly, the approval of the Agreement by Written Consent will become effective 20 days from the mailing of this Information Statement and the closing of the sale of the Tooling Segment will occur as soon as reasonably practicable thereafter.

                                   SUMMARY

           This Summary highlights selected information in this Information Statement and may not contain all of the information that is important to you. To fully understand the sale of the Tooling Segment, and for a more complete description of the Transaction, you should read carefully this entire document and the documents to which we have referred you. Each item in this Summary includes a page reference directing you to a more complete description of that item. The terms "we," "our" and the "Company" as used in this Information Statement refers to Secom General Corporation and, if applicable, its subsidiaries. The term "you" refers to the stockholders of Secom General Corporation.

DESCRIPTION OF THE COMPANY  (See pages 7-9)

           The Company is a holding company with four wholly owned subsidiaries: Form Flow, Inc. ("Form Flow"), L&H Die, Inc. ("L&H") and Micanol, Inc. ("Micanol") (which collectively comprise the "Tooling Segment") and Uniflow Corporation ("Uniflow") (which comprises the "Metal Parts Forming Segment"). Substantially all of the operating assets of the Metal Parts Forming Segment were sold on February 9, 2000.

           The Tooling Segment manufactures close tolerance tooling for the hot and cold metal forming industry. Hot and cold metal forming companies typically make metal parts from steel coil that is automatically fed through various stations on a "header" forming machine. A header machine cuts steel coil and moves it through each die station progressively, using tool inserts to form the part. Tool life is dependent on the type of material used to make the part, as well as the size and shape of the part, among other things.

           Prior to its sale, the Metal Parts Forming Segment primarily manufactured automotive and truck parts from steel bar, coil and tubing using cold forging and forming machines and various types of secondary machining, such as threadrolling and piercing equipment. Substantially all of the operating assets of the Metal Parts Forming Segment were sold on February 9, 2000 to Alken-Ziegler Livonia, LLC ("Alken-Ziegler") pursuant to an Asset Purchase Agreement dated as of February 1, 2000 among the Company, Uniflow, and Alken-Ziegler. Alken-Ziegler paid a purchase price of $2.4 million in cash and agreed to assume Uniflow's obligations under its collective bargaining agreement with the UAW.

BACKGROUND AND REASONS FOR THE PROPOSED SALE (See pages 9-11)

           In October 1998, we engaged the services of Goldsmith, Agio, Helms Securities, Inc., an investment banking firm, to assist us in exploring strategic alternatives to maximize stockholder value, including a potential sale of the Company. Our Board of Directors believed that the then trading price of our stock did not accurately reflect the value of the Company.

           After reviewing alternatives, our Board of Directors believed that stockholder value could best be maximized by a sale of part or all of the Company. As part of this effort, we sold substantially all of the assets of our Metal Parts Forming Segment on February 9, 2000. Before the sale of the Metal Parts Forming Segment, we discussed the possibility of selling the Tooling Segment with several entities. After entering into a letter of intent for the purchase of the Metal Parts Forming Segment, Alken-Ziegler also expressed interest in purchasing the assets of the Tooling Segment. Our Board of Directors ultimately entered into the Agreement with Alken-Ziegler, and GL Ziegler Investments, LLC ("GLZ"; GLZ and Alken-Ziegler are collectively referred to herein as "Purchaser").


CONSIDERATION TO BE RECEIVED; USE OF PROCEEDS (See page 12)

           If the Transaction is consummated on the terms contemplated by the Agreement, we will receive aggregate consideration of $9.6 million in cash, subject to inventory adjustments and any possible indemnification claims under the Agreement. Purchaser will also assume certain liabilities in connection with the Transaction. Subject to stockholder approval, our Board of Directors anticipates that the proceeds of the sale, after payment of any related tax obligations and other expenses, would become part of a pool of assets governed by a Plan of Liquidation and Dissolution.

THE AGREEMENT (See pages 12-16)

           The Agreement is the legal document that governs the sale of the Tooling Segment's assets. The Agreement, excluding any exhibits or schedules thereto, is attached as Exhibit "A."

THE PARTIES (See page 12)

           The parties to the Agreement are Alken-Ziegler and GLZ, as purchaser, and the Company, Form Flow, L&H and Uniflow, as sellers.

CONDITIONS TO THE CLOSING (See page 14)

           Completion of the Transaction is subject to the satisfaction of certain other customary conditions including, among other things:

     o The representations and warranties set forth in the Agreement are accurate as of the closing date;

     o The parties have performed their respective obligations under the Agreement;

     o The parties have delivered all documents required under the Agreement;

     o No litigation restraining, prohibiting or invalidating the sale or which might materially affect the ability of the prospective purchaser to own, operate or control the purchased assets has been filed; and

     o Purchaser has satisfactorily completed a due diligence review.

TERMINATION RIGHTS (See page 15)

           Either the Company or Purchaser may terminate the Agreement under certain circumstances, including if:

     o All parties consent in writing;

     o The closing has not taken place by June 15, 2000, provided that the delay is not caused by the breach of the terminating party; or

     o The other party materially breaches any of the provisions of the Agreement, which breach is not cured within thirty (30) days after written notice.

     Purchaser may terminate the Agreement under certain circumstances, including if:

     o There is a pending or threatened action or proceeding to restrain, prohibit or invalidate the sale or which might materially affect the ability of Purchaser to own, operate or control the purchased assets; or

     o Any material part of the purchased assets are damaged by fire or other casualty.

THE CLOSING (See page 16)

           This Information Statement is being sent to you on or about May 26, 2000. We expect to complete the sale of the Tooling Segment on or after June 15, 2000 which is 20 days after the mailing date of this Information Statement. We will issue a press release upon completion of the Transaction.


STRUCTURE OF COMPANY AFTER THE SALE (See pages 16-17)

           After the closing of the sale of the Tooling Segment, the Company will hold:

     o Net proceeds from the Transaction approximating $9.6 million (before payment of federal and state taxes and other expenses which are currently estimated at $2 million);

     o Accounts receivable and accounts payable and accrued liabilities of the Tooling Segment (estimated net asset amount of approximately $1 million);

     o A promissory note from Delco Remy America currently valued at approximately $1.2 million. (See the Company's Form 8-K, dated October 27, 1998, incorporated herein by reference and made a part hereof, for a description of the transaction underlying this promissory note);

     o A promissory note from Horizon Technology, L.L.C. currently valued at approximately $400,000. (See the Company's Form 8-K, dated March 18, 1998, incorporated herein by reference and made a part hereof, for a description of the transaction underlying this promissory note);


     o Three industrial plants in the City of Novi, Michigan which are being held for sale and which have an aggregate net value of approximately $1 million;


     o Other cash and cash equivalents approximating $3 million; and

     o Miscellaneous royalty rights from Alken-Ziegler Livonia, LLC and Horizon Technology, L.L.C.

      Our Board of Directors anticipates that, after consummation of the Transaction, it will approve a Plan of Liquidation and Dissolution which it will recommend for approval by you at an annual meeting of the stockholders to be held in August 2000.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE (See page 17)

           In the past, we have granted stock options to our officers and employees, some of which are currently exercisable. Because the exercise price of these options has been greater than the trading price of the Common Stock, these options generally have not been exercised. Upon completion of the sale, the trading price of our Common Stock may increase so that the trading price of the Common Stock is equal to or greater than the exercise price of some or all of the exercisable stock options. In that event, it is likely that some or all of those stock options would be exercised. Information regarding our stock options is set forth in our Form 10-K for the fiscal year ended September 30, 1999, a copy of which is incorporated herein by reference and made a part hereof.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (See page 17)

           We currently expect to report a gain for federal income tax purposes of approximately $4.7 million from the Transaction. We anticipate that the federal tax liability as a result of the reported gain will be approximately $1.6 million.

ACCOUNTING TREATMENT OF THE PROPOSED SALE (See page 17)

           The Transaction will be accounted for as a sale of assets. Financial statements reflecting the Transaction have been prepared to reflect the Tooling Segment as a discontinued operation and are set forth in the Company's Form 10-Q for the quarter ended March 31, 2000, incorporated herein by reference and made a part hereof. A copy of our March 31, 2000 Form 10-Q is being delivered to you along with this Information Statement.

STOCKHOLDERS' RIGHTS OF DISSENT AND APPRAISAL (See page 17)

           Under Delaware law, you do not have dissenters' or appraisal rights in connection with the sale.

GOVERNMENT REGULATION AND LEGISLATION (See page 18)

           Except for compliance by the Company with the applicable rules and regulations of the Securities and Exchange Commission and Delaware corporate law, no United States, federal or state regulatory requirements must be complied with or approvals obtained in connection with the sale of the Tooling Segment.

RISK OF DELISTING FROM NASDAQ (See page 18)

           If the sale is completed and the stockholders approve a Plan of Liquidation, there can be no assurance that we will be able to maintain continued compliance with Nasdaq's listing requirements or that Nasdaq will not request that we voluntarily delist our securities from their Market System. If our Common Stock is delisted from Nasdaq, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called `pink sheets' or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. and consequently, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Common Stock.

FORWARD LOOKING STATEMENTS

           THIS INFORMATION STATEMENT CONTAINS STATEMENTS THAT ARE NOT BASED ON HISTORICAL FACT AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. AMONG OTHER THINGS, THEY RELATE TO THE COMPANY'S LIQUIDITY, FINANCIAL CONDITION, OPERATIONAL MATTERS, CERTAIN STRATEGIC INITIATIVES AND ALTERNATIVES AND THEIR POTENTIAL OUTCOMES AND THE POTENTIAL VALUE OF THE COMPANY'S PROPERTY AND ASSETS. WORDS OR PHRASES DENOTING THE ANTICIPATED RESULTS OF FUTURE EVENTS, SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "MAY," "NOT CONSIDERED LIKELY," "ARE EXPECTED TO," "WILL CONTINUE," "PROJECT" AND SIMILAR EXPRESSIONS THAT DENOTE UNCERTAINTY ARE INTENDED TO IDENTIFY SUCH

FORWARD-LOOKING STATEMENTS. THE METHODS USED BY THE BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUE OF THE COMPANY'S PROPERTY AND ASSETS DO NOT RESULT IN AN EXACT DETERMINATION OF VALUE NOR ARE THEY INTENDED TO INDICATE THE EXACT AMOUNT A STOCKHOLDER MAY RECEIVE IN A LIQUIDATION, IF ANY. THE PRICES AT WHICH THE COMPANY WILL BE ABLE TO SELL ITS PROPERTY AND ASSETS DEPENDS LARGELY ON FACTORS BEYOND THE COMPANY'S CONTROL, INCLUDING, WITHOUT LIMITATION, THE RATE OF INFLATION, CHANGES IN INTEREST RATES, THE CONDITION OF THE REAL ESTATE AND FINANCIAL MARKETS AND THE AVAILABILITY OF FINANCING TO A PROSPECTIVE PURCHASER.


                       THE SALE OF THE TOOLING SEGMENT

           The terms and conditions of the sale of the Tooling Segment are contained in an Asset Purchase Agreement, dated March 29, 2000 (the "Agreement"). A copy of the Agreement, excluding any exhibits or schedules thereto, is attached to this Information Statement as Exhibit "A" and is incorporated into this Information Statement by reference. The description in this Information Statement of the terms and conditions of the sale is qualified in its entirety by, and made subject to, the more complete information set forth in the Agreement.

DESCRIPTION OF THE COMPANY

           The Company is a holding company with four wholly owned subsidiaries: Form Flow, L&H and Micanol (which collectively comprise the Tooling Segment) and Uniflow (which comprises the Metal Parts Forming Segment). In July 1998, we significantly reduced the size of Micanol by selling certain equipment and transferring the remaining assets and business to L&H. In February 2000, we sold substantially all of the operating assets of the Metal Parts Forming Segment.

           The Tooling Segment manufactures close tolerance tooling for the hot and cold metal forming industry. Hot and cold metal forming companies typically make metal parts from steel coil that is automatically fed through various stations on a "header forming" machine. A header machine cuts steel coil and moves it through each die station progressively, using tool inserts to form the part. Tool life is dependent on the type of material used to make the part and the size and shape of the part, among other things.

           As part of its sales and service, the Tooling Segment's design and development staff will advise customers about tooling issues and other engineering matters related to the production of hot and cold formed parts. Tool orders (without design services) typically can take 4 to 10 weeks to complete, while design and development orders can span over a period of months.

           The Tooling Segment's customers are numerous and cover a wide variety of industries. The Tooling Segment's customers manufacture items such as industrial fasteners, hand tools, automotive parts, tubing, consumer items, munitions and a wide array of OEM assembly parts. The Tooling Segment's customers include OEM and aftermarket suppliers and are predominantly related to the automotive industry. Continuing customer relations are important, as significant revenue is derived from tooling reorders.

           The Tooling Segment operates in fragmented markets with numerous competitors. Generally, independent competitors are smaller companies ranging in size from 10 employees to up to 100 employees. The Tooling Segment also competes with its customers internal tooling capabilities, as customers typically have their own tool facilities to support production. Management believes consistent success is dependent principally on tool quality and durability, on-time delivery and price competitiveness. The Tooling Segment's design and engineering services allow it to compete for tool development work. The Tooling Segment sells principally to customers in the United States.

           All tooling orders are manufactured to customer specifications as indicated on tool drawings. Tools are made from bar stock steel or carbide blanks and generally are routed through a production sequence that includes cutting, turning (CNC/lathe work), heat treating, grinding, polishing and coating.

           Form Flow and L&H have separate plant facilities owned by the Company. Design and engineering services are located at a Form Flow facility, and are offered by all three subsidiaries comprising the Tooling Segment.

           The Tooling Segment employs a total of about 135 full-time employees: 80% direct and indirect labor (including factory floor supervision), 3% in engineering, 2% in sales, 10% office and 5% management. The Tooling Segment operates from the following facilities:

     o Form Flow is located in two 12,600 square foot adjacent buildings on approximately four acres of land (owned by the Company) at 6901 and 6999 Cogswell in Romulus, Michigan 48174. Its telephone number is
       (734) 729-3100.

     o L&H and Micanol are located in a 17,400 square foot building on approximately two acres of land (owned by the Company) at 38200 Ecorse Road, Romulus, Michigan 48174 and its telephone number is (734) 722-8011.

           The operating assets of the Metal Parts Forming Segment were sold on February 9, 2000 to Alken-Ziegler pursuant to an Asset Purchase Agreement dated February 1, 2000 among Alken-Ziegler, as purchaser, and the Company and Uniflow, as sellers. Alken-Ziegler paid a purchase price of $2.4 million in cash and agreed to assume Uniflow's obligations under its collective bargaining agreement with the UAW. The sale of Uniflow's assets is more fully described in the Company's Form 8-K dated February 9, 2000 which is incorporated herein by reference and made a part hereof.

           Prior to its sale, the Metal Parts Forming Segment primarily manufactured automotive and truck parts from steel bar, coil and tubing using cold forging and forming machines and various types of secondary machining, such as threadrolling and piercing equipment.

           The financial condition and results of operations of the Tooling Segment and Metal Parts Forming Segment are described in the Company's Form 10-K for the fiscal year ended September 30, 1999 and the Company's
Forms 10-Q for the quarters ended December 31, 1999 and March 31, 2000, all of which are incorporated herein by reference and made a part hereof.

BACKGROUND OF THE PROPOSED SALE

           During the fall of 1998, our Board of Directors engaged the investment banking firm of Goldsmith, Agio, Helms Securities, Inc. ("GAHS") to assist us in developing strategic alternatives to increase stockholder value. Among the alternatives discussed with GAHS was a possible merger, sale or similar transaction of the entire Company or its subsidiaries. While other parties expressed an interest in engaging in a transaction with the entire Company, the price proposed by such parties was below what our Board believed was fair market value. GAHS also advised our Board that, because of the different industries represented by our two operating segments, many potential purchasers would not be interested in purchasing both segments. Therefore, our Board believed it was necessary to pursue other alternatives to accomplish its goal of increasing stockholder value, including selling the Company's assets and properties in separate transactions.

           In August 1999, we entered into a letter of intent with a potential purchaser for the sale of the assets of the Tooling Segment. After signing the letter of intent, the potential purchaser asked us for certain concessions on the terms which we were unwilling to provide. The letter of intent also contained certain contingencies that were not satisfied so the letter of intent terminated.

           At the same time, we were negotiating with Alken-Ziegler for the sale of the operating assets of the Metal Parts Forming Segment and entered into a letter of intent for that sale in October 1999. When the letter of intent with respect to the Tooling Segment terminated, Alken-Ziegler expressed interest in purchasing the assets of the Tooling Segment. In November 1999, our Board authorized execution of a non-binding letter of intent with Alken-Ziegler for the sale of the assets of the Tooling Segment. At that time, however, we believed that it was in the Company's best interest to focus on closing the sale of the Metal Parts Forming Segment before entering into a definitive agreement for the sale of the assets of the Tooling Segment.

           On February 9, 2000, we sold the operating assets of our Metal Parts Forming Segment to Alken-Ziegler. (For a detailed description of that transaction, please see the Company's Form 8-K dated February 9, 2000, incorporated herein by reference and made a part hereof). We then began negotiating with Purchaser on the terms of a definitive agreement for the sale of the assets of the Tooling Segment.

           Our Board received periodic informal updates from management on the sale process and the negotiations with Purchaser. When terms of the Transaction had been reached by management, the Board reviewed and discussed the terms of the Transaction and, with respect to the purchase price, determined that it was consistent with market values as projected by GAHS. The Board also believed that a cash payment of the entire purchase price was favorable to our stockholders.

           On March 29, 2000, our Board authorized the execution of the Agreement. The Agreement is subject to certain contingencies, including a satisfactory due diligence review by Purchaser, all of which must be satisfied or waived prior to closing.

           In reviewing other terms of the Agreement, the Board also considered Purchaser's request to close on or before June 15, 2000. Given the Transaction's favorable payment terms, the Board directed management to prepare for a closing as promptly as practicable. However, it became apparent that a duly called stockholder meeting, along with the associated timing requirements, could not be completed prior to the June 15, 2000 deadline. Accordingly, as of May 10, 2000, stockholders holding at least 51% of the Company's Common Stock provided their Written Consent approving the Agreement and the Transaction.


           In April 2000, we sold one of our manufacturing facilities in Novi, Michigan for $1.2 million. Our remaining three manufacturing facilities in Novi, Michigan are listed for sale at a purchase price of $2.75 million.


REASONS FOR THE PROPOSED SALE

           At a meeting of our Board of Directors held on March 29, 2000, the Board determined that the sale of our Tooling Segment upon the terms described in the Agreement was advisable, fair, and in the best interests of our stockholders. In reaching its decision to approve the Agreement and to recommend approval and adoption of the sale by the Company's stockholders, our Board of Directors consulted with management as well as its financial and legal advisors and considered a number of factors, including, without limitation, the following:

     o The purchase price is consistent with market values anticipated by our investment banker and a cash payment of the entire purchase price was favorable to our stockholders;

     o The results of Board and management discussions with various organizations regarding their interest in a strategic alliance or other transaction involving the Company;

     o Familiarity of Board and management with the Tooling Segment, its operations, financial condition and results of operations on a historical and prospective basis;

     o The assessment of opportunities for long-term revenue and earnings growth in the tooling industry;

     o The current maturity stage of the Tooling Segment's business operations and the fact that the sale of the Tooling Segment would involve the disposition of the remaining source of the Company's operating revenues;

     o The impact of the Transaction on the liquidity of the market for the Company's common stock, including the possibility that the Transaction might result in a delisting of the shares from the Nasdaq Stock Market and may therefore impair the liquidity in the trading market for the common stock;

     o The fact that the sale of the Company's Tooling Segment combined with the implementation of an anticipated Plan of Liquidation should provide a favorable financial return to the Company's stockholders;

     o The terms and conditions of the Agreement, including the cash consideration to be received by the Company and the assumption of certain liabilities in connection with the Tooling Segment;

     o The fact that, subject to standard conditions, the Agreement provides the Company with a reasonable degree of certainty that the Transaction ultimately will be consummated; and

     o The uncertainty, if the Company rejected this transaction, of negotiating an alternative transaction on as favorable a basis with another party within a reasonable time frame.

           Each of the foregoing factors was considered by our Board of Directors during the course of its deliberations prior to executing the Agreement in light of the Board's knowledge of our business and each director's business judgment. In its deliberations, our Board of Directors did not quantify or otherwise attempt to assign relative weights to the specific factors considered in determining to approve (and to recommend that the stockholders approve) the Agreement and the Transaction. Rather, the Company's Board of Directors made its determination based on the total mix of information available to it, and the judgments of the individual directors may have been influenced to a greater or lesser degree by different factors. In considering the recommendation of our Board of Directors with respect to the Transaction, stockholders should be aware that the interests of certain directors and executive officers with respect to the sale are or may be different from or in addition to the interests of our stockholders generally. The Company's Board of Directors was aware of these interests and took these interests into account. In light of the foregoing, the Board of Directors unanimously approved and adopted the Agreement and unanimously recommended that the Company's stockholders approve the Agreement.

CONSIDERATION TO BE RECEIVED AND USE OF PROCEEDS

           If the Transaction is consummated, we will receive aggregate consideration of $9.6 million in cash, subject to inventory adjustments and any possible indemnification claims under the Agreement. Purchaser will also assume certain liabilities in connection with the sale. If the sale is completed, our Board of Directors anticipates that it will approve and recommend for your approval at the Annual Meeting of the Stockholders to be held in August 2000 a Plan of Liquidation and Dissolution ("Plan of Liquidation"). This Plan will be more fully described in a proxy statement for the Annual Meeting. If a Plan of Liquidation is approved, our Board of Directors anticipates that the proceeds of the Transaction, after payment of any related tax obligations and other expenses, would become part of a pool of assets subject to a Plan of Liquidation.

THE AGREEMENT

           The Agreement is the legal document that governs the sale of the Tooling Segment's assets. The entire Agreement, excluding any exhibits or schedules thereto, is attached as Exhibit "A" and incorporated herein by reference. The following is a summary of the material terms and conditions of the Agreement which is qualified in its entirety and subject to the complete information set forth in the Agreement.

           The Parties. The parties to the Agreement are Alken-Ziegler and GLZ, as purchaser, and the Company, Form Flow, L&H and Uniflow, as sellers.

           Purchased Assets. The assets to be sold by the Tooling Segment and the Company under the Agreement are the properties, business and assets currently owned or used exclusively by the Tooling Segment in connection with or related to its business (the "Purchased Assets"), including the following:

     o All machinery, equipment, tools, supplies, furniture and fixtures, automobiles and trucks, real estate and other fixed assets owned by the Tooling Segment and/or used exclusively in its business;

     o All inventories of the Tooling Segment, including raw materials, work-in-progress, finished goods, supplies and related items, and packaging materials, and all perishable and customer-billable tooling, and replacement and maintenance parts;

     o All of the interest of and the rights and benefits accruing to the Company and the Tooling Segment as lessee under all leases or rental agreements covering machinery, equipment, tools, furniture and fixtures, automobiles and trucks and other fixed assets, currently owned or used in connection with or related to the business of the Tooling Segment (the "Purchased Leasehold Rights");

     o All of the rights and benefits accruing to the Tooling Segment under all customer purchase orders for manufactured goods to be assumed by Purchaser and made in the ordinary course of business and all purchase orders for inventory and other purchase commitments made by the Tooling Segment in the ordinary course of business (the "Purchased Contracts");

     o All operating data and records of the Tooling Segment relating to or arising out of the operation of its business;

     o All of the intellectual property rights and goodwill of the Tooling Segment related to its business.

           Excluded Assets. The Purchased Assets exclude: (i) all cash or cash equivalents; (ii) all accounts and notes receivables; (iii) prepaid expenses or deposits; (iv) intercompany related assets; and (v) any other assets not part of the Purchased Assets.

           Purchase Price. The purchase price is an amount in cash equal to $9.6 million as consideration for the Purchased Assets, adjusted for any change in the aggregate inventory level from October 31, 1999.

           Assumed Liabilities. Generally, Purchaser agrees to assume those obligations and contracts with respect to the Purchased Contracts or Purchased Leasehold Rights. Except for these assumed liabilities, the Company will remain responsible for any liability or obligation arising against the Company or its subsidiaries.

           Representations and Warranties. The Agreement contains customary representations and warranties by the parties relating to, among other things:

     o Their respective organizations and similar corporate matters;

     o Authorization, execution, delivery, performance and enforceability of the Agreement; and

     o Compliance with organizational documents, certain contracts and applicable laws.

           The Agreement also contains additional representations and warranties of Form Flow, L&H and the Company relating to, among other things:

     o Tax matters;

     o Real Estate matters;

     o Good title to the Purchased Assets;

     o Required licenses and permits to operate the business;

     o Intellectual property matters;

     o Litigation, product liability and product warranty claims involving the business;

     o Records of the business;

     o Employment, labor relations, and employee benefits matters;

     o Environmental matters;

     o The quality and the amount of the inventory of the Tooling Segment.

           The Agreement also contains a covenant by Purchaser to deliver a commitment letter from a financial institution evidencing its ability to finance the purchase.

           Conduct of the Business Pending the Sale. Under the Agreement, pending the closing of the sale, the Company has generally agreed to operate its Tooling Segment in the ordinary course and in accordance with past practice, except as otherwise specifically stated in the Agreement. In operating the business, the Company will provide Purchaser with key financial information and access to the facilities, books and records and other information pertaining to the Tooling Segment.

           Conditions. The closing of the Transaction is subject to the satisfaction of certain customary conditions including, among other things:

     o The accuracy as of the closing date of the representations and warranties set forth in the Agreement;

     o The performance by the parties of their obligations under the Agreement;

     o Delivery of all documents, searches, statements, schedules, resolutions, certificates and consents required under the Agreement;

     o The lack of litigation restraining, prohibiting or invalidating the sale or which might materially affect the ability of the prospective purchaser to own, operate or control the Purchased Assets; and

     o Satisfactory completion of Purchaser's due diligence.

           Lease Agreement. The Company and Purchaser will enter into a certain sublease agreement for the use by Purchaser of software and computer assets to be transferred to Purchaser pursuant to the sale.

           Termination. Either the Company or Purchaser may terminate the Agreement under certain circumstances, including:

     o The written consent of all parties;

     o The Closing has not taken place by June 15, 2000, if not delayed or caused by the breach of the terminating party;

     o The other party materially breaches any of the provisions of the Agreement, which breach is not cured within thirty (30) days after written notice.

Purchaser may terminate the Agreement under the following circumstances:

     o There is a pending or threatened litigation to restrain, prohibit or invalidate the sale or which might materially affect the ability of the Purchaser to own, operate or control the purchased assets; or

     o Any material part of the purchased assets are damaged by fire or other casualty.

           Indemnification. Generally, the Company and Tooling Segment have agreed to indemnify Purchaser for all liabilities or expenses arising from:

     o Any inaccurate representation or warranty made by the Company or Tooling Segment in the Agreement;

     o Any default in the performance of any of the covenants or agreements of the Company or Tooling Segment;

     o The failure of the Company or Tooling Segment to pay, discharge or perform any liability or obligation of the Company or Tooling Segment not expressly assumed by Purchaser; or

     o Any claim for brokerage or finder's fees or commissions based upon any agreement with the Company or Tooling Segment in connection with the transactions contemplated by the Agreement.

           The indemnification obligations of the Company and Tooling Segment are limited to amounts exceeding $3,000 per event and $40,000 in the aggregate for all claims other than environmental, products liabilities, statutory causes of action, successor liability and tax claims.

           Generally, Purchaser has agreed to indemnify the Company and Tooling Segment for all liabilities or expenses arising from:

     o Any inaccurate representation or warranty made by the Purchaser in the Agreement; or

     o Any default in the performance of any of the covenants or agreements of the Purchaser.

THE CLOSING

           This Information Statement is being sent to you on or about
May 26, 2000. We expect to complete the sale of the Tooling Segment on or after June 15, 2000 which is 20 days after the mailing date of this Information Statement. We will issue a press release upon the completion of the Transaction.

STRUCTURE OF THE COMPANY AFTER THE SALE

           After the closing of the sale of the Tooling Segment, we would no longer possess any operating units and would hold (in material respect):

     o Net proceeds from the Transaction approximating $9.6 million (before payment of federal and state taxes and other expenses which are currently estimated at $2 million);

     o Accounts receivable and accounts payable and accrued liabilities of the Tooling Segment (estimated net asset amount of approximately $1 million);

     o A promissory note from Delco Remy America currently valued at approximately $1.2 million. (See the Company's Form 8-K, dated October 27, 1998, incorporated herein by reference and made a part hereof, for a description of the transaction underlying this promissory note);

     o A promissory Note from Horizon Technology, L.L.C. currently valued at approximately $400,000. (See the Company's Form 8-K, dated March 18, 1998, incorporated herein by reference and made a part hereof, for a description of the transaction underlying this promissory note);

     o Three industrial plants in the City of Novi, Michigan which are being held for sale and which have an aggregate net value of approximately $1 million;

     o Other cash and cash equivalents approximating $3 million; and

     o Miscellaneous royalty rights from Alken-Ziegler Livonia, LLC and Horizon Technology, L.L.C.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE

           In the past, we have granted stock options to our officers and employees, some of which are currently exercisable. Because the exercise price of these options has been greater than the trading price of the Common Stock, these options generally remained unexercised. Upon completion of the sale, the trading price of our Common Stock may increase so that the trading price is equal to or greater than the exercise price of some or all of the exercisable stock options. In that event, it is likely that some or all of those stock options would be exercised. Information regarding our stock options is set forth in our Form 10-K for the fiscal year ended September 30, 1999, a copy of which is incorporated herein by reference and made a part hereof.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

           We currently expect to report a gain for federal income tax purposes of approximately $4.7 million from the Transaction. We anticipate that the federal tax liability as a result of the reported gain will be approximately $1.6 million.

ACCOUNTING TREATMENT

           The Transaction will be accounted for as a sale of assets. Financial statements reflecting the Transaction have been prepared to reflect the Tooling Segment as a discontinued operation and are set forth in the Company's Form 10-Q for the quarter ended March 31, 2000, incorporated herein by reference and made a part hereof. A copy of our March 31, 2000 Form 10-Q is being delivered to you along with this Information Statement.

STOCKHOLDERS' RIGHTS OF DISSENT AND APPRAISAL

           Under Delaware law, you do not have dissenters' or appraisal rights in connection with the proposed sale of the Tooling Segment.

GOVERNMENT REGULATION AND LEGISLATION

           Except for compliance by the Company with the applicable rules and regulations of the Securities and Exchange Commission and Delaware Corporate Law, no United States, federal or state regulatory requirements must be complied with or approvals obtained with respect to the Transaction.

RISK OF DELISTING FROM NASDAQ

           If the sale is completed and the stockholders approve a Plan of Liquidation, there can be no assurance that we will be able to maintain continued compliance with Nasdaq's listing requirements or that Nasdaq will not request that we voluntarily delist our securities from their Market System. If our Common Stock is delisted from Nasdaq, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called `pink sheets' or the `Electronic Bulletin Board' of the National Association of Securities Dealers, Inc. and consequently, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Common Stock.


INCORPORATION BY REFERENCE

           All information appearing in this Information Statement is qualified in its entirety by the information and financial statements (including notes thereto appearing in the documents which are incorporated by reference). You can obtain copies of the documents incorporated by reference to this Information Statement at the SEC's website at www.sec.gov or you can contact us at (248) 305-9410. You are encouraged to read the documents incorporated by reference in their entirety.


                                       By Order of the Board of Directors



                                       /s/ Robert A. Clemente
                                       -------------------------------
                                       Robert A. Clemente, Chairman of
Dated:  May 24, 2000                     the Board of Directors



                                 EXHIBIT "A"

                           ASSET PURCHASE AGREEMENT


          This Asset Purchase Agreement (the "Agreement") is made and entered into as of this 29th of March, 2000, by and among ALKEN-ZIEGLER LIVONIA, LLC., a Michigan limited liability company ("Purchaser"), GL Ziegler Investments, LLC, a Michigan limited liability company ("GLZ"), FORM FLOW, INC., a Michigan corporation ("Form Flow") and L&H DIE, INC., a Michigan corporation ("L&H" - Form Flow and L&H sometimes collectively referred to as "Seller"), SECOM GENERAL CORPORATION, a Delaware corporation ("Secom"), which is the parent company of the Seller, and UNIFLOW CORPORATION, a Michigan corporation ("Uniflow").

                                   RECITALS

          The Seller is engaged in the production and manufacture of perishable tooling for the cold forming and forging industry (the "Business"). The Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller substantially all of the operating assets, businesses and properties used by the Seller in the Business and to sublet certain equipment and GLZ desires to purchase certain real estate from Secom, all on the terms and subject to the conditions set forth in this Agreement.

                                  COVENANTS

          In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto agree as follows:

          1.       Purchase and Sale of Assets

                   1.1 Purchase and Sale of Assets. The Seller, and Secom (with respect to the real estate) agree to and will sell, convey, transfer, assign and deliver to the Purchaser and GLZ (with respect to the real estate) at the Closing (as defined below), free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind, other than the Assumed Liabilities or Sublease (as defined below), on the terms and subject to the conditions set forth in this Agreement, the properties, business and assets of the Seller currently owned or used exclusively by the Seller in connection with or related to the Business, wherever located, as set forth on Schedule 1.1, as they shall exist at the Closing Date (as defined below) (collectively, the "Purchased Assets"). Without limiting the generality of the foregoing, the Purchased Assets shall include the following:

                            1.1.1 all machinery, equipment, tools, supplies,
furniture and fixtures,

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                 Page 1 of 27







automobiles and trucks, real estate and other fixed assets owned by the Seller and/or used exclusively in the Business identified on Schedule 1.1;

                            1.1.2 all inventories of the Seller related to
and used in the operation of the Business, including raw materials, work-in-progress, finished goods, supplies and related items, and packaging materials, and all perishable and customer-billable tooling, and replacement and maintenance parts, in each case subject to additions and deletions in the ordinary course of the Business from the date hereof through the date of the physical inventory count as provided in Section 2.4 hereof (the "Purchased Inventory");

                            1.1.3 all of the interest of and the rights and
benefits accruing to the Seller and Secom as lessee under all leases or rental agreements covering machinery, equipment, tools, furniture and fixtures, automobiles and trucks and other fixed assets, currently owned or used in connection with or related to the Business as described in Schedules 1.1, and the T-1 line agreement, all such leases and agreements are set forth in Schedule 1.1.3 (collectively, the "Purchased Leasehold Rights");

                            1.1.4 all of the rights and benefits accruing to
the Seller under all customer purchase orders for manufactured goods to be assumed by the Purchaser and made by the Seller in the ordinary course of business and all the Seller's purchase orders for inventory and other purchase commitments made by the Seller in the ordinary course of business as set forth in Schedule 1.1.4 (the "Purchased Contracts");

                            1.1.5 all operating data and records of the
Seller relating to or arising out of the operation of the Business, including without limitation customer lists, financial, accounting and credit records, correspondence, budgets and other similar documents and records of the Business (the "Purchased Records");

                            1.1.6 all of the intellectual property rights of
the Seller related to the Business, such as trademarks, trade names (specifically including "Form Flow, Inc." and "L&H Die, Inc." and
"Micanol", any part or portion of those names, either alone or in combination with one or more words), patents, patent applications, transferable licenses thereof, trade secrets, technology, know-how, formulae, designs and drawings, transferable computer software, slogans, copyrights, processes, operating rights, customer and prospect lists, telephone numbers, telephone listings, other licenses and permits, and other similar intangible property and rights relating to the products produced and/or manufactured by the Seller in the operation of the Business as set forth in Schedule 1.1.6 (the "Purchased Proprietary Rights").

                            1.1.7 all goodwill.

                   1.2 Excluded Assets. Notwithstanding Section 1.1, the Purchased Assets shall

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                 Page 2 of 27







exclude the following assets of the Seller: (i) all cash or cash equivalents of the Business, including without limitation the Cash Consideration (as hereinafter defined) and the Seller's other rights under this Agreement; (ii) all accounts and notes receivables; (iii) prepaid expenses or deposits (such as the Amplicon equipment lease deposit and the T-1 line agreement deposit)
(iv) intercompany related assets (such as notes receivables) (v) any other assets not part of the Purchased Assets.

          2.       Purchase Price; Limited Assumption of Liabilities

                   2.1 Amount of the Purchase Price. The Purchaser agrees, subject to the terms, conditions and limitations set forth in this Agreement to pay to or for the account of the Seller, in the manner specified in
Section 3.2 hereof, an amount in cash equal to Nine Million Six Hundred Thousand Dollars ($9,600,000) as consideration for the Purchased Assets (the "Consideration").

                   2.2 Limited Assumed Liabilities. The Purchaser agrees to and will at the Closing assume and agree to pay, discharge and perform when lawfully due only the following (collectively referred to as the "Assumed Liabilities"):

                            2.2.1 Those obligations and contracts of the
Seller which are to be paid or performed after the Closing and which are specifically identified under the Purchased Contracts or Purchased Leasehold Rights.

                            2.2.2 The responsibility for payment of one-half
(1/2) of the Seller's obligation to one of the Seller's employees under an Employment Arrangement payable to Martin Eidemiller, in the amount of Ninety One Thousand Two Hundred and Fifty Dollars ($91,250) [i.e., the
Purchaser's obligation shall be Forty Five Thousand Six Hundred Twenty Five Dollars ($45,625)], which is attached to Schedule 2.2.2.

                   2.3 Excluded Liabilities. Except for the Assumed Liabilities, the Seller shall remain solely responsible for and the Purchaser shall not assume or be obligated in any way to pay, perform or otherwise discharge any liability or obligation of, or claim against, the Seller or Secom or any liability or obligation or claim arising against the Seller or Secom arising in respect of the Business or the Purchased Assets, whether direct or indirect, known or unknown, absolute or contingent (collectively, the "Excluded Liabilities").

                   2.4 Purchased Inventory.

                            2.4.1 The term "Purchased Inventory " shall mean
the amount of inventory determined by conducting, to the extent practicable and reasonable, a physical count of all of the inventory within two (2) days of the Closing Date. The Purchaser and the Seller will each pay their own costs of conducting the physical inventory. The Seller and the Seller's accountants will supervise the physical inventory and representatives of the Purchaser shall be entitled to monitor and

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                 Page 3 of 27







verify the inventory counts. Promptly following completion of the physical inventory count, the Seller and the Purchaser shall agree to the price of the Purchased Inventory based upon a fully burdened cost (but not greater than market), consistent with the valuation methods and procedures used by the Seller. The total dollar amount of the Purchased Inventory determined as provided herein shall be the Purchased Inventory Cost. The Consideration shall be reduced by the shortfall in the event the Purchased Inventory Cost is less than the inventory levels as of October 31, 1999 as disclosed on the Seller's financial statements and previously provided to the Purchaser [that inventory level being Two Million Three Hundred and One Thousand Four Hundred Fifty One Dollars ($2,301,451)], and the Consideration shall be increased by any applicable surplus. The parties intend that the aggregate inventory value at Closing will be comparable with the inventory value on October 31, 1999.

                   2.5 Allocation of the Purchase Price among the Purchased Assets. The Purchase Price (as defined in Section 3.2.4) shall be allocated among each item or class of the Purchased Assets as specifically set forth in or determined pursuant to Schedule 2.5. The Seller and the Purchaser agree that they will prepare and file their federal and any state or local income tax returns based on such allocation of the Purchase Price. The Seller and the Purchaser agree that they will prepare and file any notices or other filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and that any such notices or filings will be prepared based on such allocation of the Purchase Price.

                   2.6 Taxes and Prorations. The Seller and Secom, as the case may be, shall pay all personal and real property taxes with respect to the Purchased Assets which become due and payable prior to the Closing Date. All such taxes becoming due and payable on or after the date on which this Agreement is executed shall be the Purchaser's responsibility. All such taxes paid by or on behalf of the Seller and Secom, as the case may be, in the twelve (12) months preceding Closing Date shall be prorated to, but not including, the Closing Date on a due-date basis. For purposes of this proration, such taxes shall be assumed to have been paid in advance for the twelve (12) months succeeding their Levy Date. The Seller and Secom, as the case may be, shall be responsible for that portion of such taxes from the Levy Date or dates to, but not including, the Closing Date. The Purchaser and GLZ, as the case may be, shall be responsible (and shall reimburse the Seller) for the remainder. "Levy Date" shall mean, for purposes hereof, the date on which such taxes first became due and payable. Where appropriate, interest, rents, utility bills, insurance and the like shall be prorated and adjusted as of the Closing Date as soon as practical after the Closing Date.

          3. Closing

                   3.1 Time and Place of the Closing. The closing of the sale of the Purchased Assets shall take place at the offices of the Seller at 10:00 a.m., local time, on June 15, 2000; provided, however, that if any of the conditions which are set forth in Articles 9 and 10 of this Agreement have not been satisfied (or waived) by that date, then the Closing shall take place on a

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                 Page 4 of 27







subsequent date, which shall be determined by the mutual agreement of the Purchaser and the Seller. Throughout this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

                   3.2 Procedure at the Closing. At the Closing, the parties agree to take the following steps in the order listed below (provided, however, that upon their completion all such steps shall be deemed to have occurred simultaneously):

                            3.2.1 The Seller shall deliver to the Purchaser
evidence, in such form as in each case is satisfactory to the Purchaser, that each of the conditions to the obligation of the Purchaser to purchase the Purchased Assets from the Seller which is set forth in Article 9 of this Agreement has been satisfied.

                            3.2.2 The Purchaser shall deliver to the Seller
evidence, in such form as in each case is satisfactory to the Seller, that each of the conditions to the obligation of the Seller to sell the Purchased Assets to the Purchaser which is set forth in Article 10 of this Agreement has been satisfied.

                            3.2.3 The Seller and Secom shall deliver to the
Purchaser and GLZ such bills of sale, deeds, endorsements, assignments and other instruments, in such form as in each case is satisfactory to the Purchaser and GLZ, as shall be sufficient to vest in the Purchaser and GLZ good and marketable title to the Purchased Assets, free and clear of all liens, mortgages, pledges, encumbrances, and charges of every kind.

                            3.2.4 The Purchaser and GLZ shall pay to the
Seller and Secom the Consideration (the "Purchase Price") by wire transfer or certified or bank cashier's checks consistent with Schedule 2.5.

                            3.2.5 The Purchaser shall deliver to the Seller
instruments, in such form as in each case is satisfactory to the Seller, as shall be sufficient to effect the assumption by the Purchaser of the Assumed Liabilities.

                            3.2.6 The Purchaser, GLZ, the Seller, and Secom
shall execute and deliver a cross receipt acknowledging receipt from the other, respectively, of the Purchased Assets and the Purchase Price.

                            3.2.7 The Purchaser and Secom shall execute a
sublease agreement for the Amplicon leased equipment used by the Seller, as disclosed on Schedule 1.1.3, in the form of the sublease agreement that is attached to Schedule 3.2.7 ("Sublease Agreement") and the Purchaser, as tenant, shall deliver the first month's rent and tax installment to Secom.


                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                 Page 5 of 27







          4. Representations and Warranties of the Seller and Secom. In order to induce the Purchaser and GLZ to enter into this Agreement and to consummate the transactions contemplated hereunder, the Seller and Secom make the following representations and warranties:

                   4.1 Organization, Power and Authority of the Seller. Each Seller is a corporation duly organized and legally existing in good standing under the laws of the State of Michigan and has full corporate power and authority (i) to own or lease its properties and to carry on the Business as it is now being conducted, (ii) to enter into this Agreement and to sell, convey, transfer, assign and deliver the Purchased Assets to the Purchaser as provided herein, and (iii) to carry out the other transactions and agreements contemplated hereby. Each Seller is a wholly-owned subsidiary of Secom.

                   4.2 Intentionally Omitted.

                   4.3 Tax Matters. The Seller has timely filed all tax returns and reports required to be filed by it with respect to the Purchased Assets or the operation of the Business, including without limitation all federal, state, local and foreign tax returns, and has paid in full or made adequate provision by the establishment of reserves for all taxes and other charges which have become due with respect to the Purchased Assets or operation of the Business. The Seller has no knowledge of any tax deficiency proposed or threatened against it. There are no tax liens upon any property or assets of the Seller. The Seller has made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty.

                   4.4      Real Estate of the Business.

                            4.4.1 Schedule 4.4 accurately sets forth, with
respect to the real estate that is included in the Purchased Assets ("Premises"): (i) the owner; (ii) the location, including address, thereof,
(iii) the legal description and approximate size thereof, (iv) a brief description (including size, approximate year of completion, and function) of the principal improvements and buildings thereon, all of which are within the property, setback and building lines; (v) the approximate year acquired; and
(vi) the nature and amount of any mortgages, tax liens or other liens thereon (including without limitation any environmental liens).

                            4.4.2 The Premises comprised all of the real
property used by the Seller in the operation of the Business. Secom has good and marketable title to the Premises free and clear of all liens, mortgages, pledges, encumbrances, charges, assessments, restrictions, covenants and easements (collectively, "Liens and Encumbrances"), except for (i) Liens and Encumbrances set forth on Schedule 4.4, (ii) liens for real estate taxes not yet due and payable, and (iii) such other Liens and Encumbrances as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of the Premises or otherwise impair the operations of the Business in any material respect. The Premises are not subject to any lease interest.

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                 Page 6 of 27







                            4.4.3 Secom has good and marketable title to the
Premises and the Premises are not subject to any lease interest.

                            4.4.4 The Seller, at its sole cost and expense,
shall provide the Purchaser at Closing with an owner's policy of title insurance, without standard exceptions, covering the Premises in the amount of the purchase price for the Premises, consistent with Schedule 2.5.

                                  (a) Title Commitment. After the last party
signs this Agreement, the Seller shall cause to be issued and delivered to GLZ a commitment (referred to as the "Commitment") for an owner's policy of title insurance without standard exceptions (referred to as the "Title Policy") to be issued at Closing by the title insurer, through a title company mutually agreed upon by the parties, in the full amount of the purchase price. The Seller shall pay the premium for the Title Policy at or before Closing.

                                  (b) Objections to Title. The Purchaser
shall have fourteen (14) days from the date it receives the Commitment to notify the Seller, in writing, of the Purchaser's objections to any exceptions, other than permitted exceptions. If the Purchaser objects to the Seller's title as disclosed by the Commitment within the time and in the manner required by this section, the Seller shall have fourteen (14) days after receiving written notice of the particular defect(s) claimed either:
(1) to remedy the Title Policy to the satisfaction of the Purchaser, or (2) to obtain a Commitment for title insurance "insuring over" the defects in title. If the Seller fails or refuses to remedy the defects, or fails or refuses to obtain a Commitment for title insurance "insuring over" the defects without reduction of the purchase price, then the Purchaser may terminate this Agreement.

                                  (c) Current Survey. The Purchaser may
obtain, at the Purchaser's expense, an ALTA survey of the Premises. If the survey discloses any substantial encroachment which materially or adversely affects the Purchaser's intended use of the Premises, the Purchaser may object to such encroachment by following the procedures set forth in Section 4.4.3(b) above. If the Purchaser makes any objection to the survey within fourteen (14) days of the survey in the manner required by Section 4.4.3(b) above, then the Seller shall have fourteen (14) days after receiving the written notice to remedy the defects in the same manner provided in Section 4.4.3(b) above, and with the same consequences.

                                  (d) Permitted Exceptions. Subject to the
Purchaser's rights above, the Seller shall convey the Premises to GLZ subject only to the following exceptions, all of which shall be permitted exceptions:
(i) Those exceptions which are affirmatively approved by the Purchaser in writing; (ii) Those exceptions which the title insurer will "insure over" with affirmative coverage acceptable to the Purchaser; (iii) Easements for water, sanitary sewer, storm sewer, electricity, telephone, and any other utility purposes, if any, which do not interfere with the Purchaser's intended use of the Premises; and (iv) Real estate taxes subject to the tax proration

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                 Page 7 of 27





provisions of this Agreement.


                   4.5      Good Title to and Condition of the Purchased
Assets.

                            4.5.1 The Seller or Secom, as the case may be,
has good and marketable title to all of the Purchased Assets, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of every kind, nature, and description whatsoever, other than Assumed Liabilities and, except those set forth in Schedule 4.5 which shall be discharged and released at the Closing.

                            4.5.2 To the Best of the Seller's Knowledge, in
all material respects, the Purchased Inventory consists of items of a quality and/or quantity usable and/or saleable in the normal course of the Business at values in the aggregate at least equal to the values at which such items are carried on the Seller's books, stating inventories at the lower of cost or market on a first-in/first-out basis, all determined in accordance with generally accepted accounting principles and the values of obsolete or inventory of below standard quality, if any, have been written down to the lower of cost or realizable market values or have been written off. The Purchaser's claims against the Seller, if any, with respect to inventory valuations shall be determined on an aggregate basis taking into account and netting both positive and negative adjustments. The Purchaser acknowledges that the Seller maintains a substantial "will-call" inventory for its customers in order to support them and provide customers with an expedited turn-around time. Accordingly, the Purchased Inventory includes some slow moving inventory necessary for customer support. However, the Seller represents and warrants that the inventory, in the aggregate, shall be comparable in amounts and values to such inventory as of October 31, 1999. For purposes of this Agreement the phrase "Best of the Seller's Knowledge" or words of similar import, shall mean such knowledge as the Seller or Secom, as the case may be, would have after inquiry into the matter in question exercising due diligence.


                   4.6 Inventory Cost. The Seller's inventory cost as of February 29, 2000 was Two Million Five Hundred and Thirteen Thousand Four Hundred Sixty Three Dollars ($2,513,463).

                   4.7 Licenses and Permits of the Seller. To the Best of the Seller's Knowledge, (i) the Seller and Secom possesses all licenses and other required governmental or official approvals, permits or authorizations, the failure to possess which would have a material adverse effect on the Business, (ii) such licenses, approvals, permits and authorizations are in full force and effect, (iii) the Seller and Secom are in compliance with their requirements; and (iv) no proceeding is pending or threatened to revoke or amend any of them.


                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                 Page 8 of 27







                   4.8      Proprietary Rights of the Seller.

                            4.8.1 The Purchased Proprietary Rights include
all proprietary rights of the Seller. Schedule 4.8 contains a complete list of all of the Purchased Proprietary Rights known to the Seller.

                            4.8.2 To the Best of the Seller's Knowledge,
except as set forth on Schedule 4.8, (i) the Seller owns all right, title and interest in and to all of the Purchased Proprietary Rights, and(ii) there have been no claims made against the Seller for the assertion of the invalidity, abuse, misuse, or enforceability of any Purchased Proprietary Rights.

                   4.9 Adequacy of the Purchased Assets, the Seller's Relationships with its Customers and Suppliers. The Purchased Assets and the Premises constitute, in the aggregate, the material tangible assets the Seller uses regularly in the Business. Schedule 4.9 sets forth a complete list of all of the customers of the Seller which have purchased goods or services from the Business in the last twelve (12) months.

                   4.10 Intentionally Omitted.

                   4.11 Litigation Involving the Business. Except as set forth on Schedule 4.11, to the Best of the Seller's Knowledge, (i) there are no actions, suits, claims, governmental investigations, charges or complaints or grievances or arbitration proceedings pending or threatened against or affecting the Seller, the Business or any of the Purchased Assets, (ii) there is no basis for any of the foregoing, and (iii) there are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding affecting the Business to which the Seller is a party which would have a material adverse effect on the Purchased Assets or the Business.

                   4.12 The Records of the Business. To the Best of the Seller's Knowledge, the Purchased Records are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in the Purchased Records.

                   4.13 At Will Employees. To the Best of the Seller's Knowledge, all of the Seller's employees may be terminated at any time in accordance with the written policies of the Seller. To the Best of the Seller's Knowledge, the Seller further represents that none of Seller's employees have ever received assurances or communications from the Seller, or the Seller's officers or managers, suggesting their employment is anything other than as expressed in the written policies. No retired employees of the Seller are receiving or are entitled to receive any payments or health or other benefits from the Seller other than normal COBRA benefits or qualified plan benefits.

                   4.14 Intentionally Omitted.

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                 Page 9 of 27







                   4.15 Compliance with Laws by the Seller. Except as otherwise disclosed in this Agreement or set forth below, to the Best of the Seller's Knowledge, the Seller is in compliance with all laws, regulations and orders applicable to the Business or the Purchased Assets, the Seller has not received notification of any asserted past or present failure to comply with any such laws, and no proceeding with respect to any such violation is contemplated.

                   4.16 Environmental Matters. To the Best of the Seller's Knowledge, and subject to the information set forth in Schedule 4.16:

                            4.16.1 The Seller has not disposed of, or allowed
or arranged for any third parties to dispose of, Hazardous Substances or other waste upon the Premises in violation of applicable federal, state or local environmental laws. For purposes of this Section 4.16, the term "Hazardous Substances" shall have the meaning given it in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), as amended, and the regulations promulgated pursuant thereto ("CERCLA"), or any similar state law. The operation of the Business does not involve the generation, transportation, treatment or disposal of Hazardous Substances in violation of applicable federal, state or local environmental laws.

                            4.16.2 There has not occurred, nor is there
presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of the Premises in violation of applicable federal, state or local environmental laws. For purposes of this Section 4.16, the term "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

                            4.16.3 The operation of the Business complies
with all applicable federal, state and local environmental, health and safety statutes and regulations, except as referenced in Section 4.15, and the Seller has all environmental permits, licenses and approvals necessary to the operation of the Business and the Seller is in full compliance with them.

                            4.16.4 The Seller does not use, and has not used,
any Underground Storage Tanks on the Premises, and there are not now nor have there ever been any Underground Storage Tanks on the Premises. Removal of all Underground Storage Tanks has been accomplished in compliance with all applicable law. For purposes of this Section 4.16, the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

                   4.17 Labor Relations of the Seller. The Seller is not a party to or bound by any collective bargaining agreement or any other agreement with a union covering employees of the Business. To the Best of the Seller's Knowledge, there is not pending or threatened any labor dispute, strike or work stoppage which may materially affect the Business or which may materially interfere with its continued operation. To the Best of the Seller's Knowledge, neither the Seller nor

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 10 of 27







any agent, representative, or employee of the Seller has within the last twenty-four (24) months committed any unfair labor practice, as defined in the National Labor Relations Act, as amended, with respect to employees of the Business, and there is not now pending, or, to the Best of the Seller's Knowledge, threatened any charge or complaint against the Seller by or with the National Labor Relations Board or any representative thereof with respect to employees of the Business, except as set forth on Schedule 4.11, Schedule
4.17 or otherwise in this Agreement.

                   4.18     Employee Benefits.

                            4.18.1 The Seller maintains the "employee benefit
plans," and "welfare benefit plans" as defined in Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA"), covering employees of the Business set forth on Schedule 4.18 ("Plan(s)").

                            4.18.2 To the Best of the Seller's Knowledge, the
Plans comply in form and in operation in all material respects with the requirements of ERISA, and the Plans meet any applicable requirements for favorable tax treatment under the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Purchaser taken as a whole.

                            4.18.3 All contributions which are due have been
paid to each such Plan.

                            4.18.4 The Seller has performed all obligations
required to be performed by it under the Plans (including, but not limited to, the making of all contributions that have been due) and is not in default under and has no knowledge of any default by any other party to any Plan.

                            4.18.5 No proceeding has been initiated to
terminate the Plans.

                            4.18.6 The Purchaser agrees that, as of the
Closing Date, the Purchaser shall assume sponsorship of the Plans, and shall take such action as may be reasonable or necessary to document such change of the sponsor and assumption of the Plan(s) with any administrator of the Plan(s).

                            4.18.7 The Purchaser shall within thirty (30)
days of the Closing Date, establish or designate a trust that is exempt from tax under Code section 501(a) to receive the assets of the 401(k) Plan. The Seller shall direct the trustee of the 401(k) Plan to transfer the Plan assets, valued as of the date required by the 401(k) Plan, to such trust as soon as practicable after the Closing Date and the establishment of such trust, but in no event later than sixty (60) days after the Closing Date.

                            4.18.8 The Seller shall fully cooperate with the
Purchaser in effecting the changes to the Plans as the Purchaser may deem reasonably necessary.

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 11 of 27








                   4.19 Product Liability Claims; Product Warranties. To the Best of the Seller's Knowledge, there are no product liability claims for injury or damage to persons or property which are pending or threatened against the Seller with respect to products sold by the Seller in the operation of the Business. The Seller has extended to its customers product warranties, indemnifications or guarantees but only with respect to products produced/manufactured by the Business as set forth in the Purchased Contracts and those imposed by law (such as the Uniform Commercial Code), which are being assumed by the Purchaser. All product warranty claims made after the Closing Date shall be the responsibility of the Purchaser.

                   4.20 Due Authorization; Binding Obligation. The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Seller. This Agreement has been duly executed and delivered by the Seller and is a valid and binding obligation of the Seller and, enforceable in accordance with its terms, subject to approval of Secom's shareholders. To the Best of the Seller's Knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of any of the Seller's Articles of Incorporation or bylaws, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Seller; (ii) result in any breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Seller, or the Purchased Assets or the Premises, other than those matters addressed or discharged with closing proceeds or (iii) violate any legally protected right of any individual or entity or give to any individual or entity a right or claim against the Purchaser or GLZ, the Purchased Assets, or the Premises.

                   4.21 Accuracy of Information Furnished by the Seller. To the Best of the Seller's knowledge, no representation, statement or information made or furnished by the Seller in this Agreement and the various schedules attached hereto and the other information and statements referred to herein, contains or shall contain any untrue statement of a material fact which would have a material adverse effect on the Purchased Assets, the Premises or the Business taken as a whole.

                   4.22 Secom. Secom shall be deemed to have made the representations and warranties in Sections 4.1, 4.3, 4.4, 4.5, 4.7, 4.15, 4.16, 4.18, 4.20, and 4.21 as though stated verbatim, replacing "the Seller" with "Secom" and further modifying Section 4.1 such that Secom is represented as being a Delaware corporation.

          5. Representations and Warranties of the Purchaser and GLZ. In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereunder, the Purchaser makes the following representations and warranties:

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 12 of 27







                   5.1 Organization, Power and Authority of the Purchaser. The Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Michigan, with full power and authority to enter into this Agreement and perform its obligations hereunder.

                   5.2 Due Authorization; Binding Obligation. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Articles of Organization of the Purchaser, or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Purchaser; or (ii) result in any breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Purchaser.

                   5.3 GLZ. GLZ shall be deemed to have made the representations and warranties in Section 5.1 and 5.2 as though stated verbatum, replacing "the Purchaser" with "GLZ".

          6.       Additional Covenants of the Seller and Secom.

                   6.1 Best Efforts. The Seller and Secom will use its best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article 9 to the obligation of the Purchaser and GLZ to purchase the Purchased Assets from the Seller and Secom, as the case may be.

                   6.2 Conduct of Business Pending the Closing. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent of the Purchaser.

                            6.2.1 the Seller will conduct the business and
operations of the Business in the manner in which the Business has heretofore been conducted, and it will use its best efforts to (i) preserve the business organization of the Business intact, (ii) keep available to the Purchaser the services of the Business officers, employees, agents and distributors, and
(iii) preserve the Business relationships with customers, suppliers and others having dealings with the Business;

                            6.2.2 the Seller will maintain the Business
properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and will maintain insurance of such types and in such amounts upon all of the Business properties and with respect to the conduct of the Business as are in effect on the date of this Agreement;

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 13 of 27







                            6.2.3 the Seller will not (i) sell or transfer
any of the Purchased Assets other than in the ordinary course of business;
(ii) cause the Business to make or obligate the Business to make capital expenditures aggregating more than $5,000 other than in the ordinary course of business; or (iii) cause the Business to incur any material obligations or liabilities or enter into any material transaction other than in the ordinary course of business.

                   6.3 Access to the Seller's Plants, Properties and Records. From and after the execution and delivery of this Agreement, the Seller will afford to the representatives of the Purchaser and GLZ access, during normal business hours and upon reasonable notice, to the Seller's Premises sufficient to enable the Purchaser and GLZ to inspect the Purchased Assets and the Premises, and the Seller will furnish to such representatives during such period all such information relating to the foregoing investigation as the Purchaser and GLZ may reasonably request; provided, however, that any furnishing of such information to the Purchaser or GLZ and any investigation by the Purchaser or GLZ shall not affect the right of the Purchaser or GLZ to rely on the representations and warranties made by the Seller and Secom in or pursuant to this Agreement, and, provided further that the Purchaser and GLZ will hold in strict confidence all documents and information concerning the Seller so furnished, and, if the sale of the Purchased Assets pursuant hereto shall not be consummated, such confidence shall be maintained in accordance with the confidentiality provisions set forth in the Memorandum of Agreement between the Purchaser and the Seller dated November 22, 1999.

          7. Intentionally Omitted.

          8. Additional Covenants of the Purchaser; Best Efforts. The Purchaser and GLZ will use its best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article 10 to the obligation of the Seller to sell the Purchased Assets pursuant to this Agreement.

          9. Conditions to the Obligation of the Purchaser. The obligation of the Purchaser and GLZ, as the case may be, to purchase the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

                   9.1 Accuracy of Representation and Warranties and Compliance with Obligations. The representations and warranties of the Seller contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. The Seller and Secom shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Seller and Secom shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by the Seller's authorized officer, and Secom's authorized officer, certifying that such representations and warranties

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 14 of 27







are thus true and correct and that all such obligations have been thus performed and complied with.

                   9.2 Certified Resolutions. The Seller and Secom shall have delivered to the Purchaser copies of resolutions adopted by the board of directors and shareholders of the Seller and Secom authorizing the transactions contemplated by this Agreement, certified in each case as of the Closing Date by an authorized representative.

                   9.3 Receipt of Necessary Consents. All necessary consents or approvals of third parties to any of the transactions contemplated hereby, the absence of which would materially affect the Purchaser's rights or GLZ's rights hereunder, shall have been obtained and shown by written evidence satisfactory to the Purchaser and GLZ or otherwise waived by the Purchaser or GLZ.

                   9.4 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Purchased Assets to the Purchaser or GLZ or any other transaction contemplated hereby, or which might materially affect the right of the Purchaser and GLZ to own, operate in their entirety or control the Purchased Assets.

                   9.5 Due Diligence. For a period ending May 15, 2000 ("Due Diligence Period"), the Purchaser and their officers, attorneys, accountants and other authorized representatives, shall be afforded free and full access, on reasonable prior notice and during normal business hours, to all management personnel, offices, properties, books and records of or related to the Seller so that the Purchaser and GLZ will have a reasonable opportunity to conduct such reviews and make such investigations as it desires into the management, Businesses, properties and affairs of the Seller and Secom ("Due Diligence Review"). During the Due Diligence Review, Secom and the Seller will promptly furnish to the Purchaser such relevant financial, operating and other information relating to the Seller that the Purchaser or GLZ reasonably requests. Before the end of the Due Diligence Period, the Purchaser shall either terminate this Agreement, in their sole discretion, or shall be deemed satisfied with the results of such review, including, but not limited to, the results of any environmental audit or survey of the Premises. No later than 5 p.m. on May 15, 2000, the Purchaser will provide to Secom a copy of a commitment letter from a financial institution wherein said financial institution commits to provide financing to Purchaser for the contemplated transaction in an amount not less Nine Million Dollars ($9,000,000). The commitment to provide financing will be subject to usual and customary conditions for closing. If such a commitment letter is not provided by the Purchaser, Secom may forthwith terminate the Purchaser's rights hereunder.

                   9.6 Lien Search. The Purchaser shall have received UCC lien searches in form and content satisfactory to the Purchaser.

                   9.7 Intentionally Omitted.


                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 15 of 27







                   9.8 MESC Contribution Liability. The Seller shall have provided to the Purchaser a statement from the Commissioner of the Michigan Employment Security Commission certifying the status of Seller's contribution liability under Section 15(g) of the Michigan Employment Security Act, MCLA 421.15(g), MSA 17.515[g].

                   9.9 Environmental Investigation. The Purchaser shall have received, at its cost and expense, a written report of a site assessment and environmental audit, prepared by an independent, competent, and qualified engineer, that in its scope, forms, and substance is satisfactory to the Purchaser. The Purchaser shall also receive, at its cost and expense, any updates it deems necessary or appropriate, including a Baseline environmental certified by the Michigan Department of Environmental Quality, if necessary. The Purchaser shall be satisfied, in its sole and absolute discretion, that there will not be at and after the Closing any basis for the imposition on the Purchaser of any liability under any Environmental Laws.

          10. Conditions to Obligations of the Seller. The obligations of the Seller to sell the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

                   10.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Purchaser and GLZ contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. The Purchaser and GLZ shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Purchaser and GLZ shall have delivered to the Seller a certificate, dated as of the Closing Date and signed by one of its officers, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

                   10.2 Certified Resolutions. The Purchaser and GLZ shall have delivered to the Seller a copy of resolutions adopted by the members of the Purchaser and GLZ authorizing the transactions contemplated by this Agreement, certified as of the Closing Date by an authorized manager.

                   10.3 Shareholder Approval. Secom shall have obtained shareholder approval for the contemplated transaction at a duly called shareholder meeting.

          11. Certain Actions After the Closing.

                   11.1 Purchaser to Act as Agent for Seller. This Agreement shall not constitute an agreement to assign any claim, contract, license, lease, commitment, sales order or purchase order if any attempted assignment of the same without the consent of the other party thereto would

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 16 of 27







constitute a breach thereof or in any way affect the rights of the Seller thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would affect the Seller's rights thereunder so that the Purchaser and GLZ would not in fact receive all such rights, then subject to the terms and conditions of Section 11. 3 hereof the Purchaser or GLZ shall act as the agent for the Seller in order to obtain for the Purchaser or GLZ the benefits and the obligations thereunder.

                   11.2 Delivery of Property Received After Closing. From and after the Closing the Purchaser shall have the right and authority to collect, for the account of the Purchaser, all items which shall be transferred or are intended to be transferred to the Purchaser as part of the Purchased Assets as provided in this Agreement. The Seller agrees that it will cooperate with the Purchaser and transfer or deliver to the Purchaser, promptly after the receipt thereof, any property which the Seller or any of its Affiliates receives after the Closing Date in respect of any claims, contracts, licenses, leases, sales orders, purchase orders, or any other items transferred or intended to be transferred to the Purchaser as part of the Purchased Assets under this Agreement. As used in this Agreement, the term "Affiliate" means, with respect to a specified person, any other person which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified (as hereinafter defined) has any direct or indirect interest in any customer, supplier or competitor of the Business or in any person from whom or to whom the Business leases real or personal property, or in any person with whom the Business is doing business. Further, the Purchaser agrees that it will cooperate with the Seller and transfer or deliver to the Seller, promptly after the receipt thereof, any property which the Purchaser or any of its Affiliates receives after the Closing Date in respect of any claims, contracts, licenses, leases, assets or any other items not transferred or intended to be transferred to the Purchaser as part of the Purchased Assets under this Agreement.

                   11.3 Accounts Receivable. The Purchaser shall promptly remit to the Seller, without endorsing or negotiating, all payments the Purchaser receives after the Closing Date on accounts receivables owing to the Seller. The Purchaser acknowledges that it is not purchasing the Seller's accounts receivables. The Seller shall promptly remit to the Purchaser, without endorsing or negotiating, all payments the Seller receives after the Closing Date on accounts receivables owing to the Purchaser. Unless payment to the Purchaser is specified as payment for an invoice submitted by the Purchaser, or otherwise specified as payment to the Purchaser, the Purchaser agrees that any payments on account shall be first applied to amounts owing to the Seller with respect to such accounts receivable and that the Purchaser shall not encourage or advise any customer to pay monies owing to the Purchaser in advance of the accounts receivable owing to the Seller.

                   11.4 Execution of Further Documents. From and after the Closing, upon the reasonable request of the Purchaser, GLZ, the Seller or Secom, as the case may be, the other party shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonable and necessary to carry out the transactions contemplated by this Agreement.

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 17 of 27







                   11.5 Employment by Purchaser of the Seller's Employees.

                            11.5.1 The Seller shall use its best efforts to
aid the Purchaser in engaging such of the Business employees as are employed on the Closing Date, and, except with the written consent of the Purchaser, neither the Seller nor any Affiliate of the Seller shall employ, for a period of one (1) year after the Closing Date, any person employed by the Seller at the Business at the Closing Date unless such person was either not offered employment by the Purchaser or was terminated by the Purchaser.

                            11.5.2 The Purchaser anticipates hiring most of
the persons currently employed by the Seller at the Business and the Purchaser will provide a similar benefit plan to those employees.

                   11.6     Restrictive Covenants.

                            11.6.1 In order to assure that the Purchaser will
realize the value and goodwill inherent in the Purchased Assets, the Seller agrees with the Purchaser that neither the Seller nor Secom, nor any of its subsidiaries shall:

                                   11.6.1.1 directly or indirectly, for a
period of three (3) years following the Closing Date: (i) induce any customer of the Business at the Closing Date to patronize any business for the same products and services provided by the Business at the Closing Date; (ii) canvass, solicit or accept from any customer of the Seller at the Closing Date any business that entails the same products and services provided by the Business at the Closing Date; or (iii) request or advise any person or entity which is a customer of the Business at the Closing Date to withdraw, curtail or cancel any such customer's business with the Purchaser; or

                                   11.6.1.2 directly or indirectly, at any
time following the Closing Date, in any way utilize, disclose, copy, reproduce or retain in its possession any of the Purchased Proprietary Rights or the Purchased Records.

                                   11.6.1.3 Covenant Not to Compete. For a
period of three (3) years from the Closing Date, the Seller, on its behalf, and Secom, on its behalf, and on behalf of their Affiliates, shall not directly or indirectly, individually or jointly, or in any way whatsoever, own, manage, operate, invest in, lend money to, join, advise, control, or participate in the ownership, management, operation or control of, or otherwise, any competing business within the continental United States, except as to those contractual obligations and commitments in effect as of the Closing Date and incurred in the ordinary course of business relating to past manufacturing activities, such as the Seller's royalty agreement with Horizon and collection on a note receivable and accounts receivable. For purposes of this Agreement, "competing business" shall be defined as any business, trade or operation similar to the business of production machining and cold forming. If the Seller or

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 18 of 27







Secom breaches this Agreement, the Purchaser may proceed in the circuit court or any other tribunal having equitable jurisdiction over the Seller or Secom to obtain any appropriate equitable remedies, including but not limited to an ex parte restraining order and injunctive orders during litigation and following judgment. In addition, the Purchaser may simultaneously seek all other remedies provided by law or in equity for the breach of this Agreement.

                            11.6.2 If any provision of paragraph 11.6.1 of
this Section 11.6, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, those invalid or unenforceable terms will in no way affect any other provision of paragraph
11.6.1 or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced. Upon breach of any provision of paragraph 11.6.1 of this Section 11.6, the Purchaser will be entitled to injunctive relief, since the remedy at law would be inadequate and insufficient. In addition, the Purchaser will be entitled to such damages as it can show it has sustained by reason of such breach.

                   11.7 Purchaser's Cooperation.

                            11.7.1 The Purchaser will maintain and provide
the Seller access to and copies, as required, of all records of the Business which may be required by the Seller in connection with any tax or other audit of the Seller's operation of the Business (or any other business purpose of the Seller or Secom) or transfer such records or copies thereof to the Purchaser, at the Seller's expense.

                            11.7.2 In the event of any claim against the
Seller related to or arising out of the conduct of the Business, the Purchaser shall provide such assistance to the Seller as it may be able to reasonably provide including, without limitation, providing fact witnesses, providing reasonable testing or access for testing and providing copies of such documentary and other information as may be available to it. The Seller shall reimburse the Purchaser for any reasonable costs the Purchaser incurs in rendering such assistance.

                   11.8 Off-Set From Royalty Payments to Uniflow. The Purchaser shall have a right to off-set against royalty payments the Purchaser owes, or will owe, to Uniflow pursuant to a certain Royalty Agreement dated February 1, 2000 between the Purchaser and Uniflow for any unpaid taxes, of any kind and nature (including penalties and interest), of the Seller or Secom for which the Purchaser is notified by a taxing authority that it may be liable as a successor entity or otherwise. Uniflow executes this Agreement for the purpose of granting this right of off-set.


                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 19 of 27







          12.      Indemnification.

                   12.1 Agreement by the Seller and Secom to Indemnify. The Seller agrees that it will indemnify and hold the Purchaser and GLZ harmless in respect of the aggregate of all indemnifiable damages of the Purchaser and GLZ. For this purpose, "indemnifiable damages" of the Purchaser and GLZ means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) reasonably incurred or suffered by the Purchaser and GLZ resulting from: (i) any inaccurate representation or warranty made by the Seller and GLZ in or pursuant to
Article 4 hereof, (ii) any default in the performance of any of the covenants or agreements made by the Seller in this Agreement, or (iii) the failure of the Seller to pay, discharge or perform any liability or obligation of the Seller which is not expressly assumed by the Purchaser pursuant to this Agreement, including, but not limited to, the Excluded Liabilities, or which result from any dispute concerning any such liability or obligation. Secom agrees that it will indemnify and hold the Purchaser and GLZ harmless in respect of the aggregate of all indemnifiable damages of the Purchaser and GLZ. For this purpose, "indemnifiable damages" of the Purchaser and GLZ means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) reasonably incurred or suffered by the Purchaser and GLZ resulting from: (i) any inaccurate representation or warranty made by Secom in or pursuant to Article 4 hereof,
(ii) any default in the performance of any of the covenants or agreements made by Secom in this Agreement, or (iii) the failure of Secom to pay, discharge or perform any liability or obligation of Secom which is not expressly assumed by the Purchaser pursuant to this Agreement, including, but not limited to, the Excluded Liabilities, or which result from any dispute concerning any such liability or obligation. The Seller and Secom shall be referred to as "Seller Indemnifying Parties". The foregoing obligation of the Seller and Secom to indemnify the Purchaser and GLZ shall be subject to each of the following principles or qualifications:

                            12.1.1 Each of the representations and warranties
made by the Seller and Secom in this Agreement or pursuant hereto, shall survive for a period of three (3) years after the Closing Date (except for the representations and warranties made by the Seller in Section 4.16 hereof, which shall survive for a period of five (5) years after the Closing Date), notwithstanding any investigation at any time made by or on behalf of the Purchaser and GLZ, and thereafter all such representations and warranties shall be extinguished, provided, however, that the representations and warranties made by the Seller in Section 4.3 hereof shall in each case survive until the first anniversary of the later of (i) the date on which applicable period of limitation on assessment or refund of tax has expired, or (ii) the date on which the applicable taxable year (or portion thereof) has been closed. No claim for the recovery of indemnifiable damages may be asserted by the Purchaser and GLZ against the Seller Indemnifying Parties or their successors in interest after such representations and warranties shall be thus extinguished; provided, however, that claim first asserted in writing within the applicable period shall not thereafter be barred.

                            12.1.2 The Purchaser and GLZ, as the case may be,
shall give prompt written

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 20 of 27







notice to the Seller Indemnifying Parties of each claim for indemnifiable damages which it believes it has suffered; provided, however, that no delay in the giving of such notice shall affect the rights of the Purchaser and GLZ to recover indemnifiable damages hereunder, except in the event and to the extent that such delay substantially prejudices either of the Seller Indemnifying Party's position in defending such claim.

                            12.1.3 In the event of inaccuracies by the Seller
Indemnifying Parties of their representations and warranties set forth in
Section 4.16 as it relates to remediation or clean-up of the Premises, the amount of indemnifiable damages for which the Purchaser shall be entitled to be indemnified hereunder shall not exceed the amount necessary to remediate or clean-up the Premises to a standard that permits use of the Premises consistent with its use as of the Closing Date in accordance with applicable law.

                            12.1.4 Notwithstanding the above, the Seller
Indemnifying Parties shall not have any obligation to indemnify until the Purchaser has suffered indemnifiable damages in excess of a $3,000 deductible per event and in excess of a $40,000 aggregate ceiling, after which point the Seller Indemnifying Parties will have an obligation to indemnify the Purchaser. However, such limitations on Seller Indemnifying Parties' set forth in this Section 12.1.4 shall not apply to claims, demands, expenses, or liabilities relating to any of the following: environmental and products liabilities, statutory causes of action, successor liability claims, and taxes (including interest and penalties).

                   12.2 Agreements by the Purchaser to Indemnify.

                            12.2.1 The Purchaser agrees to indemnify and hold
the Seller and Secom harmless in respect of the aggregate of all indemnifiable damages of the Seller or Secom. For this purpose, "indemnifiable damages" of the Seller or Secom means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by the Seller or Secom resulting from any inaccurate representation or warranty made by the Purchaser in Article 5 or resulting from any default in the performance of any of the covenants or agreements made by the Purchaser in this Agreement. The Seller or Secom shall give prompt written notice to the Purchaser of each claim for indemnifiable damages which it believes it has suffered; provided, however, that no delay in giving of such notice shall affect the rights of the Seller or Secom to recover indemnifiable damages hereunder, except in the event and to the extent that such delay substantially prejudices the Purchaser's position in defending such claim.

                   12.3 Participation in Proceedings - Third Party Claims. In the event any third party claim is made against a party hereunder (the "Indemnified Party") which could give rise to any indemnity claim, the Indemnified Party shall reasonably and promptly thereafter give written notice thereof to the other party (the "Indemnifying Party"), and shall give the Indemnifying Party, at its own expense, the opportunity to defend, discharge, or compromise such claim. The Indemnifying

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 21 of 27





Party shall advise the Indemnified Party in writing within ten (10) days after delivery of such notice if it intends to defend such claim; failing which, the Indemnified Party shall be entitled to dispose of such claim in the manner desired by it, and to seek its right to indemnification by the Indemnifying Party. If the Indemnifying Party elects to defend, the Indemnified Party shall have the right, upon written notice to the Indemnifying Party, to participate, at its own expense, in the defense of such claim, provided, however, that decisions by the Indemnifying Party with respect to any such defense shall control. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld.

                   12.4 Non-Third Party Claims. With respect to non-third party claims, if within twenty (20) days after receiving the notice described in paragraph 12.1.2 or 12.2 hereof, the parties cannot reach agreement, the matter shall be resolved by binding and irrevocable arbitration before a single arbitrator selected by the parties in good faith in an arbitration held in accordance with rules and procedures of the American Arbitration Association. Any such arbitration shall take place in Novi, Michigan. The arbitrator shall assess costs and expenses of the arbitration (including legal fees) against the party not prevailing in the arbitration or in an equitable manner in his or her discretion. A judgment of any Circuit Court may be rendered upon the award. The arbitrator shall have no power to make any award inconsistent with or contrary to the terms and provisions of this Agreement.

          13. Miscellaneous.

                   13.1 Brokers' Commission. The Purchaser and GLZ will indemnify and hold harmless the Seller and Secom from the commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by the Purchaser or GLZ to bring about, or to represent them in, the transactions contemplated hereby. The Seller and Secom will indemnify and hold harmless the Purchaser and GLZ from the commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by the Seller or Secom to bring about, or to represent them in, the transactions contemplated hereby.

                   13.2 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.



                   13.3     Termination.


                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 22 of 27







                            13.3.1 Anything to the contrary herein
notwithstanding, this Agreement may be terminated and the transaction contemplated hereby may be abandoned:

                                    13.3.1.1 by the mutual written consent
of all of the parties hereto at any time prior to the Closing Date;

                                    13.3.1.2 by the Purchaser at any time
prior to the Closing Date if there shall be a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Purchased Assets to the Purchaser or any other transaction contemplated hereby, or which might materially affect the right of the Purchaser to own, operate in their entirety, or control the Purchased Assets, or the Seller fails to timely provide the schedules referenced in Section 14.

                                    13.3.1.3 by any party in the event of
the material breach by any other party of any provision of this Agreement, which breach is not remedied by the breaching party within thirty (30) days after receipt of notice thereof from the terminating party; or

                                    13.3.1.4 by any party hereto if the
Closing has not taken place by June 15, 2000, if not delayed or caused by the breach of the terminating party.

If this Agreement is terminated pursuant to clauses 13.3.1.1 or 13.3.1.2 of this paragraph 13.3.1, then no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to clauses 13.3.1.3 or 13.3.1.4 of this paragraph
13.3.1 shall be without prejudice to any other rights or remedies of the respective parties.

                            13.3.2 The risk of any loss to the Purchased
Assets to be sold by the Seller and Secom hereunder and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of the Seller and Secom until the completion of the Closing. If any material part of the Purchased Assets or the Premises shall be damaged by fire or other casualty prior to the completion of the Closing hereunder, the Purchaser and GLZ shall have the right and option:

                                    13.3.2.1 to terminate this Agreement,
without liability to any party thereto; or

                                    13.3.2.2 to proceed with the Closing
hereunder, in which event such casualty shall not constitute a breach by the Seller or Secom of any representation, warranty or covenant in this Agreement, and the Purchaser shall be entitled to receive and retain the insurance proceeds arising from such casualty and specifically attributable to the Purchased Assets.

                   13.4 Assignability. This Agreement may not be assigned by the Purchaser or the Seller without the written consent of the non-assigning parties. This Agreement shall be binding

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 23 of 27







upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

                   13.5 Entire Agreement. This instrument and the exhibits and schedules attached hereto, the Memorandum of Agreement between the Purchaser and the Seller dated November 22, 1999, contain the entire agreement of the parties hereto with respect to the purchase of the Purchased Assets and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

                   13.6 Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement and are not to be considered in interpreting it.

                   13.7 Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

                   13.8 Notices. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered personally or sent by Federal Express, as follows:

If to the Seller or Secom or Uniflow addressed to:

                   Form Flow, Inc.
                   L&H Die, Inc.
                   Uniflow Corporation
                   c/o Secom General Corporation
                   46035 Grand River
                   Novi, MI 48374

with a copy to:

                   Robert A. Clemente, Esq.
                   Hardy, Lewis & Page, P.C.
                   401 South Old Woodward Ave.
                   Suite 400
                   Birmingham, MI  48009
                   Phone:   (248) 645-0800
                   Fax:     (248) 645-2602

If to the Purchaser or GLZ, addressed to:


                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 24 of 27







                   Alken-Ziegler Livonia, LLC.
                   c/o Alken-Ziegler, Inc.
                   Attention:  Gilbert L. Ziegler
                   406 South Park Drive
                   Kalkaska, MI 49646
                   Phone:   (231) 258-4906
                   Fax:     (231) 258-5484

with a copy to:

                   George F. Bearup, Esq.
                   Smith Haughey Rice & Roegge P.C.
                   202 East State Street
                   P.O. Box 848
                   Traverse City, MI  49685
                   Phone:   (231) 929-4878
                   Fax:     (231) 929-4182

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail or overnight courier service shall be deemed to have been given on the date it is received.

                   13.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed therein.

                   13.10 Publicity. No press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by any party hereto without the prior approval of the other parties, except that the Seller may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case the Seller will consult with the Purchaser prior to making such disclosure).

                   13.11 As Is. Except as otherwise set forth in this Agreement, the Purchaser and GLZ shall accept the Purchased Assets in "as is" condition.


          14. Schedules. The parties acknowledge that none of the referenced schedules are attached to this Agreement. The Seller and Secom shall provide the Purchaser and GLZ with all schedules within fourteen (14) days from the date of this Agreement, and the Seller and Secom shall

                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 25 of 27







provide the Purchaser and GLZ with updated schedules at the Closing. Should the Purchaser or GLZ object to any of the schedules, the Purchaser or GLZ may terminate this Agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 26 of 27






                                 FORM FLOW, INC.


                                          /s/ Paul D. Clemente
                                          --------------------
                                 By:      Paul D. Clemente
                                 Its:     Authorized Agent and Chairman
                                            of the Board of Directors

                                          L&H DIE, INC.

                                          /s/ Paul D. Clemente
                                          --------------------
                                 By:      Paul D. Clemente
                                 Its:     Authorized Agent and Chairman
                                            of the Board of Directors

                                          SECOM GENERAL CORPORATION

                                          /s/ Robert A. Clemente
                                          ----------------------
                                 By:      Robert A. Clemente
                                 Its:     Authorized Agent and Chairman
                                            of the Board of Directors

                                          UNIFLOW CORPORATION

                                          /s/ Paul D. Clemente
                                          --------------------
                                 By:      Paul D. Clemente
                                 Its:     Authorized Agent and Chairman
                                            of the Board of Directors

                                          ALKEN-ZIEGLER LIVONIA, LLC

                                 By:      /s/ Gilbert L. Ziegler
                                          ----------------------
                                          Gilbert L. Ziegler
                                 Its:     Manager

                                          GL ZIEGLER INVESTMENTS, LLC

                                 By:      /s/ Gilbert L. Ziegler
                                          ----------------------
                                          Gilbert L. Ziegler
                                 Its:     Manager





                       Asset Purchase Agreement between
  Alken-Ziegler Livonia, LLC, GL Ziegler Investments, LLC, Form Flow, Inc.,
                     L&H Die, Inc., Uniflow Corporation
                        and Secom General Corporation
                                Page 27 of 27